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                                 EXHIBIT 10.1
                                 ------------

                              EARN OUT AGREEMENT


     This Agreement (the "Agreement"), dated as of November 17, 2000, is by and between Fantasticon, Inc., a Nevada corporation (the "Company"), the persons and entities indicated on the signature pages hereof (the "Founding Stockholders") and Michael C. Lee ("Mr. Lee").

     WHEREAS, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 1, 2000, by and between the Company and its wholly-owned subsidiary ("Merger Sub"), and FantastiCon.com, Inc., a Delaware corporation ("FantastiCon"), Madman Backstage Productions, Inc., a Michigan corporation ("Madman") and Impact Interactive, Inc., a Michigan corporation ("Impact"), pursuant to which FantastiCon, Madman and Impact merged into Merger Sub and the Company changed its name from Santa Maria Resources, Inc. to Fantasticon, Inc., and

     WHEREAS, pursuant to the Merger Agreement, an aggregate of six million and twenty-five thousand (6,025,000) shares of the common stock, par value $0.01 per share, of the Company are issuable to the Founding Stockholders (the "Founders' Shares"), and

     WHEREAS, the Company and the Founding Stockholders have agreed that the Founders' Shares shall be put into an escrow, to be released upon satisfaction of certain performance criteria set forth herein.

     Therefore, the Parties agree as follows:

     1. Establishment of Escrow: Upon execution of this Agreement, the Company shall instruct its transfer agent, U.S. Stock Transfer & Trust Company, that the Founders' Shares issuable to the Founding Stockholders shall be retained by the transfer agent until such time as the transfer agent receives written instruction that the conditions to release of the Founders' Shares set forth herein have been satisfied.

     2. Conditions to Release of Shares: The Founders' Shares shall be released from the escrow in accordance with the following schedule:

          a) No shares shall be released unless and until revenue in "Counted Business Dollars" reaches $500,000;

          b) When such revenue reaches $500,000, the Founding Stockholders shall be entitled to the release from the escrow of shares, on a pro rata basis, representing 10% of the aggregate Founders' Shares.

          c) Upon receipt of each additional $100,000 in such revenue by the Company, the Founding Stockholders shall be entitled to the release from the escrow of shares, on a pro rata basis, of an additional 15% of the aggregate Founders' Shares.

          d) Upon receipt of $1,100,000 in such revenue, the entire escrow shall be released.

          e) Notwithstanding the foregoing, (i) 10% of the value of any private placement funds received after the date hereof shall count toward the achievement of the revenue target and (ii) the entire escrow shall be released in the event of a business combination involving the Company which would include

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               acquisition of the Founders' Shares at a price per share (whether in cash or stock) of not less than $1.25.

     For purposes of this provisions "Counted Business Dollars" shall mean revenue for which there has been (i) an invoice to a customer from the Company, (ii) payment by the customer for all or part of such invoice and
     (iii) a deposit slip in the Company's general bank account representing deposit of such funds.

     3. Covenants of the Company and Mr. Lee: During the existence of the escrow provided for herein, the Company agrees that it will not issue any securities in substitution for the shares represented hereby, without the prior written consent of Mr. Lee. This provision shall not prevent the Company from (i) establishing a reasonable stock option plan or plans to provide incentives to its employees and/or consultants or (ii) issuing its securities to employees, consultants or others in furtherance of its business objectives. Mr. Lee agrees
          (i) to use his best efforts to continue to raise private placement funding and (ii) to release the existing private placement subscriptions, and any future such funding, into the Company's bank account, for which signature power will be held by Richard Kraniak and Russel VanHouten.

     4. Rights of Founding Stockholders: For the duration of the Escrow Agreement, the Founding Stockholders shall retain all normal and customary rights to the Founders' Shares, including the right to vote such shares at a meeting or meetings of the stockholders of the Company, except the right to receive such shares and/or to make any transfer or other disposition thereof.

     5. Modification: This Agreement may be amended, supplemented, or modified by action taken by or on behalf of the Parties hereto at any time. No such amendment, supplement, or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each Party hereto.

     6. Waiver: Any waiver by any Party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors of the Company or by each of the Founding Stockholders.

     7. Binding Effect: The provisions of this Agreement shall be binding upon and inure to the benefit of the Company and the Founding Stockholders.

     8. No Third-Party Beneficiaries: This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a Party to this Agreement.

     9. Severability: If any provision of this Agreement is hereafter held to be invalid, illegal or unenforceable for any reason, such provision shall be reformed to the maximum extent permitted so as to preserve the parties' original intent, failing

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          which, it shall be severed. If any provision of this Agreement is hereafter held to be invalid, illegal, or unenforceable for any reason, such provision shall be reformed to the maximum extent permitted so as to preserve the Parties' original intent, failing which, it shall be severed from this Agreement, with the balance of this Agreement continuing in full force and effect. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     10. Merger; Assignability: This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof and supersede all existing agreements concerning such subject matter. This Agreement may not be assigned by any party without the prior written consent of each other Party to this Agreement.

     11. Headings: The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     12. Counterparts; Governing Law; Jurisdiction: This Agreement may be executed in any number of counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan, without giving effect to the rules governing the conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, or the other transactions contemplated hereby, or any document relating hereto or delivered in connection with the transactions contemplated hereby, may be brought only and exclusively in the Federal or State Courts located in the State of Michigan; and each party covenants and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement has been executed by duly authorized subject matter hereof may not be enforced in or by such court.

     IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the Parties hereto as of the date first above written.

                                             FANTASTICON, INC.



     _________________________               ___________________________
     Michael C. Lee                          By:  Henry T. Mayers
                                             Its: President

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                                          FOUNDING STOCKHOLDERS:



__________________________________        ______________________________________
Henry T. Mayers                           Jill Mayers


ISAAC A. MAYERS TRUST



__________________________________        ______________________________________
By:  Henry T. Mayers                      Walter Mayers
Its: Trustee                              (with respect to 100,000 shares only)



__________________________________        ______________________________________
Desmond Jones                             Arvell Jones


K & N KRANIAK 2000 LLC                    GREAT LAKES PROFILES, INC.



__________________________________        ______________________________________
By:  Richard Kraniak                      By:  Richard W. Brescoll
Its: President                            Its: President


                                          PROGRESSIVE TECHNOLOGY
                                          PARTNERS, INC.


__________________________________        ______________________________________
Richard Kraniak                           By:  Michael C. Lee
                                          Its: President


M & J INVESTMENT TRUST, INC.              LEE CHILDRENS' TRUST



__________________________________        ______________________________________
By:  Michael C. Lee                       By:  Jane M. Lee
Its: President                            Its: Trustee



__________________________________        ______________________________________
Anthony C & Janet M. Gentile (JTWROS)     Paul  & Rose Anne Musto
                                             (JTWROS)


__________________________________        ______________________________________
Paul Keogh                                Victor Chen

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_____________________________________        ___________________________________
Irwin Olian                                  Ben Catalano



_____________________________________        ___________________________________
Paul Burke                                   Julie Curtis
(with respect to 250,000 shares only)


_____________________________________        ___________________________________
Sue Skinner                                  Doug Fowler



_____________________________________        ___________________________________
Andre McGarrity                              Darrious D. Hilmon



_____________________________________        ___________________________________
Russel D. VanHouten                          Chris Miles



_____________________________________        ___________________________________
Ken Cross                                    Will Bernard



_____________________________________        ___________________________________
Adam Yanalunas                               Tavis Bell



_____________________________________        ___________________________________
Iole Taranta                                 Kevin Hewitt



_____________________________________        ___________________________________
Casey Hampson                                Matt Nesbary



_____________________________________        ___________________________________
Jim McFarland                                Jim Zsenyuk



_____________________________________        ___________________________________
Kim Ayers                                    Joel Stein

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